Exhibit 99.1


                                  PRESS RELEASE



FOR IMMEDIATE RELEASE - July 16, 2003 (4:00 p.m. Central Time)

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203

Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.234.1614)


                  CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
                 ANNOUNCES SECOND QUARTER 2003 EARNINGS INCREASE

Nashville, Tennessee, July 16, 2003 - Capital Bancorp, Inc. today issued the following statement:

Capital Bancorp, Inc. reported consolidated earnings and financial highlights for the six months and quarter ended June 30, 2003. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company. These results included:

Net income for the six months ended June 30, 2003, was $968,000, or $0.62 basic earnings per common share, up 45.8% from $664,000, or $0.42 basic earnings per common share, for the same period of 2002. Net income for the second quarter of 2003 was $486,000, or $0.31 basic earnings per common share, up 28.9% from $377,000, or $0.24 basic earnings per common share, for the second quarter of 2002. The earnings increase continues to be attributable to non-interest income earned from various services offered by Capital Bank & Trust Company.

Relatively strong growth has continued into the second quarter of 2003. Total assets have increased $21,400,000, or 8.9%, from $239,405,000 at December 31, 2002, to $260,805,000 at June 30, 2003. Loans, net of allowance for possible loan losses and unearned interest and fees, have increased $11,844,000, or about 6.8%, during the six months of 2003, ending the period at $185,229,000. Total deposits increased $19,419,000, or 10.2%, to $209,314,000 during the same period.

In commenting on the Company's second quarter performance, R. Rick Hart, Chairman, President and CEO, said: "We are very pleased to have produced such strong results during the first half of 2003, especially in such a soft economic environment. We are very proud of the efforts of all of the Capital Bancorp team. When considering current market conditions in Middle Tennessee, our performance has been outstanding."

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements

Exhibit 99.1


filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements:
Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank's ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company's ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company's reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course. The Company undertakes no obligation to correct or update this information.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its direct and indirect subsidiaries. Its principal subsidiary is Capital Bank & Trust Company, which operates six full-service banking offices in Davidson and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, and Hermitage. For additional information about the Company and the Bank, please visit the Bank's website at www.capitalbk.com.



                                      #####